Exhibit 4.9
SEVENTH AMENDMENT
TO REVOLVING CREDIT, TERM LOAN AND
GUARANTY AGREEMENT

                SEVENTH AMENDMENT, dated as of May 7, 2004 (the "Amendment"), to the REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of December 24, 2002, among UNITED AIR LINES, INC., a Delaware corporation (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, UAL CORPORATION, a Delaware corporation and the parent company of the Borrower (the "Parent") and all of the direct and indirect subsidiaries of the Borrower and the Parent signatory thereto (the "Subsidiaries" and together with the Parent, each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), CITICORP USA, INC., a Delaware corporation ("CUSA"), BANK ONE, NA, a national banking corporation ("Bank One"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT Group"), each of the other financial institutions from time to time party hereto (together with JPMorgan Chase, CUSA, Bank One and CIT Group, the "Lenders"), JPMORGAN CHASE BANK and CUSA, as co-administrative agents (together, the "Agents") for the Lenders and JPMORGAN CHASE BANK, as paying agent (in such capacity, the "Paying Agent") for the Lenders.

W I T N E S S E T H:

        WHEREAS, the Borrower, the Guarantors, the Lenders, the Paying Agent and the Agents are parties to that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of  December 24, 2002 as heretofore amended, modified or supplemented, and as in effect on the date hereof, the "Credit Agreement");

        WHEREAS, the Borrower and the Guarantors have requested that the Maturity Date of the Credit Agreement be extended to December 31, 2004, that the rates of interest under the Credit Agreement be reduced under certain circumstances, that the Total Commitments be reduced and that the Credit Agreement be otherwise amended as set forth herein, subject to and upon the terms and conditions set forth herein;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1.     As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

        2.    Amendments to Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended by (A) deleting the definition of each of the following terms:  "Aircraft Mortgage", "Bank One DIP", "Collateral Documents", "Flight Simulators", "Foreign Aviation Authorities", "Foreign Slot", "Maturity Date", "Orders", "Primary Foreign Slots", "Primary Routes", "Security and Pledge Agreement", "SGR Security Agreement", "Supporting Route Facilities", and "Tranche A Reserve" appearing therein, and inserting the following new definitions in appropriate alphabetical order:

""Aircraft Mortgage" shall mean that "Aircraft Mortgage" as defined in Section 4.01(e), as the same may be amended, modified, supplemented, extended or restated from time to time.

"Bank One DIP" shall mean that certain Debtor in Possession Credit Agreement dated as of December 24, 2002, among the Borrower, the Guarantors, the lenders from time to time party thereto, Bank One, as agent and Banc One Capital Markets, Inc. as lead arranger and sole bookrunner, as the same may be amended, modified, or supplemented, from time to time.

"Collateral Documents" shall mean, collectively, the Security and Pledge Agreement, the Aircraft Mortgage (including, without limitation, any Mortgage Supplement), the SGR Security Agreement, the Mortgage Amendment and other agreements, instruments or documents that create or purport to create a Lien in favor of the Collateral Agent for the benefit of the Lenders.

"Flight Simulators" shall mean the flight simulators and flight training devices of the Borrower or any applicable Guarantor other than the flight simulators listed on Schedule 1.01(a) (as such Schedule may be amended from time to time with the consent of the Agents to remove one or more flight simulators from such Schedule).

"Foreign Aviation Authorities" shall mean any foreign governmental, quasi-governmental, regulatory or other agencies or private entities which exercise jurisdiction over the issuance or authorization (i) to serve any foreign point on each of the Routes and/or operations related to the Routes and Supporting Route Facilities and/or (ii) to hold and operate any Foreign Slots.

"Foreign Slot" shall mean all of the rights and operational authority, now held or hereafter acquired, of Borrower and, if applicable, a Guarantor, to conduct one landing or takeoff at a specific time or in a specific time period on a specific day of the week at each non-U.S. airport served in conjunction with Borrower's, or, if applicable, a Guarantor's operations over a Route.

"Maturity Date" shall mean December 31, 2004.

"Orders" shall mean the Interim Order and the Final Order of the Bankruptcy Court referred to in Sections 4.01(b) and 4.02(d) and the Seventh Amendment Order.

"Primary Foreign Slots" shall mean the Foreign Slots set forth on Schedule 1.01(b), as such Schedule may be amended from time to time pursuant to Section 5.14(c) or Section 5.20(b).

"Primary Routes" shall mean the Routes set forth on Schedule 1.01(c), as such Schedule may be amended from time to time pursuant to Section 5.20(b) or Section 5.20(c).

"Security and Pledge Agreement" shall mean that certain Security and Pledge Agreement as defined in Section 4.01(c), as the same may be amended, modified, supplemented, extended or restated from time to time.

"SGR Security Agreement" shall mean that certain Slot, Gate and Route Security and Pledge Agreement as defined in section 4.01(d), as the same may be amended, modified, supplemented, extended or restated from time to time.

"Supporting Route Facilities" shall mean gates, ticket counters and other facilities at each non-U.S. airport necessary to operate a Route including, but not limited to, those at the following airports: London, Heathrow; Tokyo, Narita; Osaka, Kansai; Beijing, Capital Airport; Shanghai, Puo Dong; and Hong Kong, Hong Kong International; Frankfurt, Frankfurt Airport; Paris, Charles de Gaulle Airport; and Munich, Munich International Airport.

"Tranche A Reserve" shall mean an amount equal to $100,000,000 which (except as otherwise provided in Section 2.01(a)(2)) shall be held back as a reserve from the availability of the Total Tranche A Commitment for maintenance of the Collateral and liquidation expenses.";

 (B)    deleting the definitions of the terms "Stage I", "Stage II" and "Stage II Threshold" appearing therein in their entirety;

(C)    inserting the following new definitions of the terms "Mortgage Amendment" and "Seventh Amendment Order" in appropriate alphabetical order:

"Mortgage Amendment" shall mean that certain Amendment No. 1 to the Aircraft Mortgage dated as of May 7, 2004.

"Seventh Amendment Order" shall mean an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Agents approving the execution of the Seventh Amendment dated as of May 7, 2004.";

 (D)    amending the definition of the term "Borrowing Base" by deleting the parenthetical clause "(it being understood that the reserves referred to in clauses (ii) and (iv) of this sentence shall not be applicable to extensions of credit in Stage I)" appearing at the end of the first sentence thereof;

(E)    amending the definition of the term "EBITDAR" by (x) deleting the parenthetical clause appearing in clause (a)(iii) thereof, (y) inserting at the end of clause (a)(vi) thereof the words "and a one-time rent expense in an amount not in excess of $44,000,000 paid in 2004 in connection with a settlement of the dispute relating to the Chicago O'Hare municipal bond transaction relating to the out-of-period portion (relating to 2004) of such rent expense" and (z) inserting at the end of clause (c) thereof the words ", provided, however, that a one-time amount not in excess of $50,000,000 paid in respect of the Chicago O'Hare municipal bond transaction relating to the out-of-period portion (relating to 2003) of rent expense shall not be so deducted for purposes of this clause (c)".

(F)    amending clause (d) of the definition of "Ineligible Collateral and Reserves Amount" to read in its entirety as follows:

"(d) an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral located on vendor premises, and any additional amounts the Agents deem reasonably necessary."         3.     Amendments to Section 2.01.  Section 2.01 of the Credit Agreement is hereby amended by (A) deleting the words "Subject to the provisions of Section 2.01(c), at" appearing in the second sentence of subsection (a) thereof and inserting in lieu thereof the word "At"; (B) deleting the amount "$800,000,000" appearing in clause (i)(A) of the second sentence of subsection (a) thereof and inserting in lieu thereof the amount "$200,000,000"; (C) deleting the words "an amount equal to $100,000,000 which shall be held back as a reserve from the availability of the Total Tranche A Commitment during Stage II for maintenance of the Collateral and liquidation expenses (the "Tranche A Reserve")" appearing in clause (i)(B) of the second sentence of subsection (a) thereof and inserting in lieu thereof the words "the Tranche A Reserve"; and (D) deleting subsections (c) and (d) thereof in their entireties.

        4.    Amendment to Section 2.03(a).  Section 2.03(a) of the Credit Agreement is hereby amended by deleting the words "amounts permitted to be outstanding pursuant to Section 2.01(c)" appearing in clause (ii) thereof and inserting in lieu thereof the words "Total Tranche A Commitment".

        5.    Amendments to Section 2.08.  Section 2.08 of the Credit Agreement is hereby amended by (A) deleting the amount "5.5%" appearing in subsection (a) thereof and inserting in lieu thereof the amount "4.5%"; (B) inserting the following proviso at the end of subsection (a) thereof:

", provided that, in the event the ATSB approves the guaranty of the exit financing applied for in the Application and the Agents notify the Borrower in writing that such approval is reasonably satisfactory in form and substance to them, then, as of the date the Application is approved, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is based on the Prime Rate, a year with 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus 3.5%."; and (C)    deleting the amount "6.5%" appearing in subsection (b) thereof and inserting in lieu thereof the amount "5.5%"; and (D) inserting the following proviso at the end of sub-section (b) thereof: ", provided that, in the event the ATSB approves the guaranty of the exit financing applied for in the Application and the Agents notify the Borrower in writing that such approval is reasonably satisfactory in form and substance to them, then, as of the date the Application is approved, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 4.5%."         6.     Amendment to Section 2.09.  Section 2.09 of the Credit Agreement is hereby amended in its entirety to read as follows: "SECTION 2.09.  Default Interest.  In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Borrower and the Guarantors shall on demand from time to time pay interest, to the extent permitted by law, on all Loans and overdue amounts (after as well as before judgment) (i) in the case of Borrowings consisting of Eurodollar Loans, at two percent (2%) in excess of the rate then in effect for each such Eurodollar Loan and (ii) in the case of all other amounts, at two percent (2%) in excess of the rate then in effect for each such amount."         7.     Amendments to Section 2.13(b).  Section 2.13(b) of the Credit Agreement is hereby amended by deleting the percentage "100%" wherever it appears in clauses (i)(x) and (i)(y) thereof and in clause (ii) thereof and inserting in lieu thereof the percentage "75%".

         8.   Amendment to Section 2.13(e).  Section 2.13(e) of the Credit Agreement is hereby amended by inserting the following proviso at the end of the first sentence appearing therein:

", provided, that if, at the time of any prepayment pursuant to this Section 2.13(e), the amounts to be applied to prepay the Tranche A Loans shall exceed the Tranche A Loans outstanding at such time, then such excess portion of such prepayment shall be deposited into a reserve cash collateral account under the control of the Paying Agent to be held as collateral security in the event any additional Tranche A Loans shall be made in accordance with Section 2.01(a)(2)."         9.     Amendments to Section 2.21.  Section 2.21 of the Credit Agreement is hereby amended by (A) deleting the words "six and one half percent (6.5%)" appearing in clause (i) of the first sentence thereof and inserting in lieu thereof the words "five and one-half percent (5.5%)"; and (B) inserting the following proviso in clause (i) of the first sentence thereof immediately following the word "Outstandings" and immediately preceding the words "and (ii)": ", provided that, in the event the ATSB approves the guaranty of the exit financing applied for in the Application and the Agents notify the Borrower in writing that such approval is reasonably satisfactory in form and substance to them, then, as of the date the Application is approved, such fee shall be calculated at the rate of four and one-half percent (4.5%) per annum on the daily average Letter of Credit Outstandings,"         10.    Amendment to Section 3.02.  Section 3.02(a) of the Credit Agreement is hereby amended by inserting the word ", frequencies" immediately following the word "concessions" appearing in the fourth sentence of subsection (a) thereof.

        11.    Amendments to Section 3.09.  Section 3.09 of the Credit Agreement is hereby amended by inserting the words "as further amended by the Vision - 100 Century of Aviation Reauthorization Act and" immediately following the words "Homeland Security Act of 2002 and" appearing in clause (i) thereof and immediately preceding the words "the maximum".

        12.    Amendment to Section 4.02.  Section 4.02 of the Credit Agreement is hereby amended by deleting clause (h) in its entirety and inserting in lieu thereof the title "(h) Intentionally Omitted".

        13.    Amendments to Section 5.01.  Section 5.01 of the Credit Agreement is hereby amended by (A) amending subsection (n) thereof to read in its entirety as follows:

"(n) on the fifth Business Day following the end of (i) each calendar month, a certificate of an Officer of the Borrower stating that the Borrower is monitoring its usage of each Slot identified on Schedule 5.01(n), as the same shall be amended from time-to-time pursuant to Section 5.13(c), and is conducting its operations in a manner such that the Borrower should be able to meet the Use or Lose Rule for such Slots with respect to the applicable two-month FAA reporting Period; (ii) each calendar month in which the Borrower does not file with the FAA a report pursuant to 14 C.F.R. Part 93, a report in detail reasonably satisfactory to the Agents showing, for each airport listed on such Schedule 5.01(n), as same shall be amended from time-to-time pursuant to Section 5.13(c), the number of Slots held at that airport by applicable hour or half-hour allocation period (and, if applicable, separately setting forth those Slots that are designated as arrivals or departures) and the total number of operations the Borrower has conducted in each such allocation period during the one-month period covered by such report; provided, that if Borrower engages in any temporary trade, transfer, exchange or lease (collectively, a "Transfer") of a Slot identified on Schedule 5.01(n), as then in effect, the Borrower shall provide the Agents such information as the Agents may from time-to-time reasonably request regarding such Transfer; and (iii) each calendar month in which the Borrower files with the FAA a report on Slot utilization pursuant to 14 C.F.R. Part 93, a copy of such report, and a summary thereof, if reasonably requested by the Agents, in a format reasonably acceptable to the Agents." ; and (B) inserting the following new subsection (o) immediately following subsection (n) therein: "(o) on the fifth Business Day following the end of each calendar month, (i) a certificate of an Officer of the Borrower stating that the Borrower is conducting its operations and monitoring its usage of each Primary Foreign Slot identified on Schedule 1.01(b), as the same shall be updated from time to time pursuant to Section 5.14(c) in a manner such that the Borrower should be able to meet the requisite 80%/20%, or other applicable utilization requirement, to retain its right to each such Primary Foreign Slot in the next comparable scheduling season; and (ii) for each Primary Foreign Slot listed on Schedule 1.01(b), as such Schedule shall be updated from time to time pursuant to Section 5.14(c), a Primary Foreign Slot Utilization Report, in a format reasonably acceptable to the Agents, showing by day of week the number of times Borrower canceled a service utilizing each such Primary Foreign Slot during the current IATA scheduling season."         14.    Amendments to Section 5.03(b).  Section 5.03(b) of the Credit Agreement is hereby amended to read in its entirety as follows: "(b)  Maintain in full force and effect war risk and terrorism insurance on all its property in an amount that is no less than the maximum amount available to the Borrower and the Guarantors from the DOT under the Federal Aviation Insurance Program, as amended by the Air Transportation Stabilization Act and Regulations and further amended by the Homeland Security Act of 2002, and as further amended by the Vision -100 Century of Aviation Reauthorization Act."         15.    Amendment to Section 5.10.  Section 5.10 of the Credit Agreement is hereby amended by inserting the word ", frequencies" immediately following the word "authorizations" appearing in clause (d) thereof.

        16.    Amendment to Section 5.13.  Section 5.13 of the Credit Agreement is hereby amended by inserting the following new subsection (c) immediately following subsection (b) thereof:

"(c) Cause to be delivered to the Agents an updated Schedule 5.01(n) to replace the then-existing Schedule 5.01(n) within ten (10) Business Days after (i) the allocation to, or the acquisition, by whatever means, of any permanent Slot to be added to Borrower's FAA-approved base of Slots; (ii) any permanent disposition or transfer by Borrower of any Slot permitted pursuant to the terms of this Agreement and the SGR Security Agreement; or (iii) any reasonable request by the Agents to update such Schedule 5.01(n)."         17.    Amendments to Section 5.14.  Section 5.14 of the Credit Agreement is hereby amended by (A) inserting the following words at the end of subsection (a) thereof: "other than with respect to two (2) Primary Foreign Slots in connection with one non-stop round trip frequency during the winter off-peak season  2004/2005; it being understood that the two Primary Foreign Slots shall not include any of the Primary Foreign Slots located at London Heathrow Airport or Tokyo Narita Airport." ; (B) inserting the following words at the end of the first sentence appearing in subsection (b) thereof: "other than with respect to two (2) Primary Foreign Slots in connection with one non-stop round trip frequency during the winter off-peak season  2004/2005; it being understood that the two Primary Foreign Slots shall not include any of the Primary Foreign Slots located at London Heathrow Airport or Tokyo Narita Airport." ; and (C) inserting the following new subsection (c) immediately following subsection (b) thereof: "(c) Cause to be delivered to the Agents an updated Schedule 1.01(b) to replace the then-existing Schedule 1.01(b) within ten (10) Business Days after (i) the allocation to, or acquisition by, Borrower of an additional slot at any airport outside the United States listed on Schedule 1.01(b); (ii) any permanent disposition or transfer of any Primary Foreign Slot permitted pursuant to the terms of this Agreement and the SGR Security Agreement; or (iii) any reasonable request by the Agents to update such Schedule 1.01(b)."         18.    Amendment to Section 5.15(a).  Section 5.15(a) of the Credit Agreement is hereby amended by deleting the words "certificates, bilateral authorizations" appearing therein and inserting in lieu thereof the words "certificates, permits, bilateral or multi-lateral authorizations".

        19.    Amendments to Section 5.20.  Section 5.20 of the Credit Agreement is hereby amended by (A) deleting the word "Upon" appearing at the beginning of subsection (a) thereof and inserting in lieu thereof the words "Within thirty (30) days of"; and (B) inserting the following new subsection (c) immediately following subsection (b) thereof:

"(c)  Cause to be delivered to the Agents an updated Schedule 1.01(c) to replace the then-existing Schedule 1.01(c) within ten (10) Business Days of any disposition or permanent transfer of any Primary Route which is permitted pursuant to the terms of this Agreement and the SGR Security Agreement."         20.    Amendment to Section 6.04.  Section 6.04 of the Credit Agreement is hereby amended by (i) inserting the designation "(a)" at the beginning thereof, (ii) deleting from the table appearing therein the date "June 30, 2004" and the amount appearing opposite such date and (iii) inserting the following as subsection (b) thereof: "(b) Make Capital Expenditures during the period commencing on April 1, 2004 and ending on December 31, 2004 in an aggregate amount in excess of $375,000,000 and, promptly after the end of each fiscal month, commencing with the fiscal month ending April 30, 2004, the Borrower shall deliver a report showing that during the period commencing April 1, 2004 through the end of such fiscal month Capital Expenditures made by the Borrower and the Guarantors shall have not exceeded $375,000,000 in the aggregate."         21.    Amendments to Section 6.05.  Section 6.05(b) of the Credit Agreement is hereby amended by (i) deleting from the table appearing therein the date "May 31, 2004" and the amount appearing opposite such date and (ii) inserting the following at the foot of the table appearing therein:
Month	EBITDAR
May 31, 2004	$1,369,000,000
June 30, 2004	$1,333,000,000
July 31, 2004	$1,364,000,000
August 31, 2004	$1,354,000,000
September 30, 2004	$1,463,000,000
October 31, 2004	$1,507,000,000
November 30, 2004	$1,511,000,000

        22.    Amendment to Section 6.11.  Section 6.11 of the Credit Agreement is hereby amended by (A) deleting the word "and" immediately preceding clause (xv) appearing therein and (B) inserting the following new clause (xvi):

"; and (xvi) from and after the effective date of the Seventh Amendment dated as of May 7, 2004, the sale or other disposition by the Borrower of ownership interests which it holds in Orbitz in addition to the sales or dispositions permitted pursuant to clause 6.11(xiv)(B), provided that 75% of the Net Proceeds of sales or dispositions permitted by this clause 6.11(xvi) shall be applied as a prepayment of the Loans in accordance with Section 2.13(e)."         23.    Amendments to Section 10.03.  Section 10.03(b) of the Credit Agreement is hereby amended by inserting immediately following the words "another Lender" in clause (i) of the proviso appearing therein the following: "that has a Tranche A Commitment in the case of an assignment with respect to a Tranche A Commitment, or to another Lender in the case of an assignment with respect to a Tranche B Commitment."         24.    Amendments to Section 10.10(a). Section 10.10(a) of the Credit Agreement is hereby amended by amending the first sentence thereof by (x) deleting the parenthetical clause "(including, without limitation, the provisions of Section 2.01(c))" appearing in the second line thereof, (y) deleting the words "amend, waive or modify any condition to the initial extension of credit during Stage II as set forth in Section 4.02(h), (ii)" appearing in clause (3) of the "provided, however" clause thereof and (z) changing the designation "(iii)" appearing in such clause (3) to the designation "(ii)".

        25.    Amendment to Schedule 1.01(b).  Schedule 1.01(b) is hereby replaced in its entirety with the new Schedule 1.01(b) attached hereto as Exhibit A.

        26.    Amendments to List of Schedules in Table of Contents.  The List of Schedules in the Table of Contents of the Credit Agreement is hereby amended by adding the following listing in appropriate numerical order:  "Schedule 5.01(o) - Primary Foreign Slots."

        27.    Conditions to Amendment Effectiveness.  The amendments set forth in this Amendment shall not become effective until the date (the "Effective Date") on which the following conditions precedent shall have been satisfied (or waived by the Required Lenders):

                (a)     Execution.  This Amendment shall have been executed by the Borrower, the Guarantors and each of the Lenders and each Agent shall have received evidence reasonably satisfactory to it of such execution (provided, that if this Amendment is executed by fewer than all of the Lenders but is executed by Lenders constituting the Super-majority Lenders, then this Amendment may nonetheless become effective in accordance with the provisions of Section 10.10(b) of the Credit Agreement and the Tranche A Commitment and/or the Tranche B Commitment, as the case may be, of one or more of the Super-majority Lenders shall be increased as more fully set forth in paragraph 28 below).

                (b)     Bankruptcy Court Order. The Bankruptcy Court shall have entered an order reasonably satisfactory in form and substance to the Agents approving the terms of this Amendment which order shall be in full force and effect, and shall not have been vacated, stayed, reversed, modified or amended in any respect that the Agents reasonably determine to be adverse to the interests of the Lenders; and, if such order is the subject of a pending appeal in any respect, the continued performance by the Borrower or any of the Guarantors of any of their respective obligations under the Credit Agreement or under the Loan Documents or under any other instrument or agreement referred to therein shall not be the subject of a presently effective stay pending appeal.

                (c)     Mortgage Amendment.  The Borrower shall have duly executed and delivered to the Collateral Agent a Mortgage Amendment, in substantially the form of Exhibit B, and the Collateral Agent shall have received evidence that the Mortgage Amendment has been recorded with the FAA.

                (d)     Bank One DIP Waiver.  The Agents shall have received satisfactory evidence that any defaults arising under the Bank One DIP shall have been waived by the Bank One Lenders.

                (e)     Opinions of Counsel.  The Agents and the Collateral Agent shall have received:

                        (i)     a favorable written opinion of Kirkland & Ellis LLP, counsel to the Borrower and the Guarantors, dated the Effective Date, substantially in the form of Exhibit C; and

                        (ii)     a favorable written opinion of McAfee & Taft, special counsel to the Agents, dated the Effective Date, with respect to the Liens of the Aircraft Mortgage, and reasonably satisfactory in form and substance to the Collateral Agent.

                (f)     Corporate and Judicial Proceedings.  All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agents and the Lenders contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Lenders, and the Agents and the Lenders shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agents may have reasonably requested in connection herewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

        28.    Implementation of Section 10.10(b) of the Credit Agreement.

                (a)     This Amendment has been executed by Lenders constituting the Super-majority Lenders and, pursuant to Section 10.10(b) of the Credit Agreement, shall become effective upon satisfaction of the conditions set forth in paragraph 27 above.  On the Effective Date, (i) the Tranche A Commitments and the Tranche B Commitments, as the case may be, of the Minority Lenders shall be terminated, (ii) the Tranche A Commitments and/or the Tranche B Commitments of certain of the Super-majority Lenders (the "Increasing Lenders") shall be increased so that on and after the Effective Date the Tranche A Commitments and the Tranche B Commitments of all of the Super-majority Lenders (including the Increasing Lenders) shall equal the Total Commitment, as reduced by this Amendment, (iii) the Increasing Lenders shall make additional non-pro rata Loans to the Borrower in an aggregate amount necessary to repay in full the outstanding Loans of the Minority Lenders before giving effect to this Amendment and in accordance with their respective Tranche A Commitment Percentages and Tranche B Commitment Percentages after giving effect to the increases referred to in the preceding clause, (iv) if any Letters of Credit are outstanding on the Effective Date, the undivided interests and participations therein of Minority Lenders that are Tranche A Lenders before giving effect to this Amendment shall terminate and each of the Increasing Lenders shall be deemed to have purchased from the Fronting Bank pursuant to Section 2.03(e) of the Credit Agreement an undivided interest and participation in such Letters of Credit to the extent of the increase in such Increasing Lender's Tranche A Commitment Percentage, (v) the Borrower shall pay any accrued but unpaid interest and Fees owing to the Minority Lenders as of the Effective Date and (vi) the Minority Lenders shall no longer be Lenders under the Credit Agreement.

                (b)     Annex A to the Credit Agreement is hereby replaced in its entirety by the revised Annex A attached hereto as Exhibit D.  The Tranche A Commitment and the Tranche B Commitment of each of the Super-majority Lenders after giving effect to this paragraph 28 is reflected on revised Annex A.

                (c)     The signature pages of the Credit Agreement are hereby amended to conform to the signature pages hereto.

        29.    Ratification.  Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

        30.    Costs and Expenses.  The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agents.

        31.    Representations and Warranties.  The Borrower represents and warrants to the Lenders, to induce the Lenders to enter into this Amendment, that no Event of Default or event with the passage of time would constitute an Event of Default exists on the date hereof and that each of the representations and warranties made by the Borrower in the Credit Agreement and each other Loan Document are true and correct in all material respects as of the date hereof except where such representation or warranty relates to a specific date, in which such representation or warranty shall be true and correct as of such date.

        32.    References.  This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agents or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein.  Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

        33.    Amendment and Restatement.  Upon the occurrence of the Effective Date, (a) the Credit Agreement will be deemed to have been amended and restated to reflect all of the changes made to the Credit Agreement through and including the Effective Date of this Amendment, and (b) the Agents will promptly make available to the Borrower, the Guarantors and the Lenders a composite conformed copy of the Credit Agreement reflecting such amendment and restatement.

        34.    Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

        35.    Applicable Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed as of the day and the year first written.

BORROWER:

UNITED AIR LINES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Executive Vice President & CFO

GUARANTORS:

UAL CORPORATION By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Executive Vice President & CFO

UAL LOYALTY SERVICES, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

UAL COMPANY SERVICES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President and Treasurer

CONFETTI, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

MILEAGE PLUS HOLDINGS, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

MILEAGE PLUS MARKETING, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

MYPOINTS.COM, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

CYBERGOLD, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

ITARGET.COM, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

MYPOINTS OFFLINE SERVICES, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

UAL BENEFITS MANAGEMENT, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

UNITED BIZ JET HOLDINGS, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

BIZJET CHARTER, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

BIZJET FRACTIONAL, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

BIZJET SERVICES, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

KION LEASING, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

PREMIER MEETING AND TRAVEL SERVICES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President and Treasurer

UNITED AVIATION FUELS CORPORATION By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President

UNITED COGEN, INC. By: /s/ Paul Lovejoy Name: Paul Lovejoy Title: Vice President & Secretary

MILEAGE PLUS, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President

UNITED GHS, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

UNITED WORLDWIDE CORPORATION By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

UNITED VACATIONS, INC. By: /s/ Frederic F. Brace Name Frederic F. Brace Title: Vice President

FOUR STAR LEASING, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

AIR WIS SERVICES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

AIR WISCONSIN, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

DOMICILE MANAGEMENT SERVICES, INC. By: /s/ Paul Lovejoy Name: Paul Lovejoy Title: Vice President & Secretary

LENDERS:

JPMORGAN CHASE BANK By: /s/ Matthew H. Massie Name: Matthew H. Massie Title: Managing Director

CITICORP USA, INC. By: /s/ James J. McCarthy Name: James J. McCarthy Title: Director/Vice President

BANK ONE, NA By: /s/ Patrick J. Fravel Name: Patrick J. Fravel Title: Associate Director

CIT GROUP/BUSINESS CREDIT INC. By: /s/ Vincent Belcastro Name: Vincent Belcastro Title: Vice President

ABLECO FINANCE LLC By: /s/ Kevin Genda Name: Kevin Genda Title: Senior Vice President

A3 FUNDING LP By: A3 Fund Management LLC Its: General Partner By: /s/ Kevin Genda Name: Kevin Genda Title: Vice President

A4 FUNDING LP By: A4 Fund Management, Inc. Its: General Partner By: /s/ Kevin Genda Name: Kevin Genda Title: Vice President

ARES LEVERAGED INVESTMENT FUND II, L.P. By: Ares Management II, L.P. Its: General Partner By: /s/ Seth J. Brufsky Name: Seth J. Brufsky Title: Vice President

ARES VI CLO LTD. By: Ares CLO Management VI, L.P., Investment Manager By: Ares CLO GP VI, LLC, Its Managing Member By: /s/ Seth J. Brufsky Name: Seth J. Brufsky Title: Vice President

ARES VII CLO LTD. By: Ares CLO Management VII, L.P., Investment Manager By: Ares CLO GP VII, LLC, Its General Partnerr By: /s/ Seth J.Brufsky Name: Seth J. Brufsky Title: Vice President.

BANK OF LINCOLNWOOD By: /s/ Richard R. Robbins Name: Richard R. Robbins Title: President/Chief Operating Officer

CANPARTNERS INVESTMENTS IV, LLC By: /s/ R. Christian B. Evensen Name: R. Christian B. Evensen Title: Authorized Member

CANYON CAPITAL CDO 2002-1 LTD. By: Canyon Capital Advisors LLC, its Collateral Manager By: /s/ R. Christian B. Evensen Name: R. Christian B. Evensen Title: Authorized Signatory

CANYON CAPITAL CLO 2004-1 LTD. By: Canyon Capital Advisors LLC, its Collateral Manager By: /s/ R. Christian B. Evensen Name: R. Christian B. Evensen Title: Managing Director

CASPIAN CAPITAL PARTNERS, LP By: Mariner Investment Group By: /s/ Charles R. Howe II Name: Charles R. Howe II Title: Treasurer

COLUMBIA FLOATING RATE ADVANTAGE FUND By: Highland Capital Management, L.P., its Investment Advisor By: /s/ Todd Travers Name: Todd Travers Title: Senior Portfolio Manager

COLUMBIA FLOATIANG RATE LIMITED LIABILITY COMPANY By: Highland Capital Management, L.P., its Investment Advisor By: /s/ Todd Travers Name: Todd Travers Title: Senior Portfolio Manager

CONTINENTAL CASUALTY COMPANY By: /s/ Marilou R. McGirr Name: Marilou R. McGirr Title: Vice President and Assistant Treasurer

DEEPHAVEN DISTRESSED OPPORTUNITIES TRADING LTD. By: /s/ Peter H. Glerum Name: Peter H. Glerum Title: Assistant Portfolio Manager

DESJARDIN LIFE ASSURANCE COMPANY By: /s/ Louis T. Hanover Name: Louis T. Hanover Title: Authorized Signatory

DK ACQUISITION, L.P. By M.H. Davidson & Co, its general partner By: /s/ Michael Leffell Name: Michael Leffell Title: Partner

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP By: Drawbridge Special Opportunities GP LLC, its general partner By: /s/ Marc K. Furstein Name: Marc K. Furstein Title: Chief Operating Officer

GULF STREAM - COMPASS CLO 2002-1 LTD By: Gulf Stream Asset Management LLC As Collateral Manager By: /s/ Mark D. Abrahm Name: Mark D. Abrahm Title: Trader

GULF STREAM - COMPASS CLO 2003-1 LTD By: Gulf Stream Asset Management LLC As Collateral Manager By: /s/ Mark D. Abrahm Name: Mark D. Abrahm Title: Trader

HEWETT'S ISLAND CDO, LTD. By: CypressTree Investment Management Company, Inc., as Portfolio Manager By: /s/ Ricardo Cardona Name: Ricardo Cardona Title: Investment Analyst

INDOSUEZ CAPITAL FUNDING IIA, LIMITED By: Indosuez Capital as Portfolio Advisor By: /s/ Charles Kobayashi Name: Charles Kobayashi Title: Principal and Portfolio Manager

INDOSUEZ CAPITAL FUNDING III, LIMITED By: Indosuez Capital as Portfolio Advisor By: /s/ Charles Kobayashi Name: Charles Kobayashi Title: Principal and Portfolio Manager

INDOSUEZ CAPITAL FUNDING VI, LIMITED By: Indosuez Capital as Portfolio Advisor By: /s/ Charles Kobayashi Name: Charles Kobayashi Title: Principal and Portfolio Manager

LAUREL RIDGE CAPITAL LP By: /s/ Jenny Lee Name: Jenny Lee Title: Chief Financial Officer

MARATHON SPECIAL OPPORTUNITY MASTER FUND, LTD. By: /s/ Louis T. Hanover Name: Louis T. Hanover Title: Authorized Signatory

MARINER LDC By: Mariner Investment Group By: /s/ Charles R. Howe II Name: Charles R. Howe II Title: Treasurer

MARINER OPPORTUNITIES FUND, LP By: Mariner Investment Group By: /s/ Charles R. Howe II Name: Charles R. Howe II Title: Treasurer

MARINER OPPORTUNITIES II, LP By: Opportunities II, LLC By: /s/ Charles R. Howe II Name: Charles R. Howe II Title: Treasurer

MORGAN STANLEY PRIME INCOME TRUST By: /s/ Kevin Egan Name: Kevin Egan Title: Vice President

OPPENHEIMER SENIOR FLOATING RATE FUND By: /s/ Lisa Chaffee Name: Lisa Chaffee Title: Manager

PERRY PRINCIPALS INVESTMENTS, L.L.C. By: /s/ Nathaniel J. Klipper Name: Nathaniel J. Klipper Title: Managing Director

RIVIERS FUNDING LLC By: /s/ Diana M. Himes Name: Diana M. Himes Title: Assistant Vice President

SOF INVESTMENTS, L.P. By: /s/ Marc R. Lisker Name: Marc R. Lisker Title: General Counsel

SPECIAL SITUATIONS INVESTING GROUP, INC. By: /s/ Michael Mansour Name: Michael Mansour Title: Authorized Signatory

SRF TRADING, INC. By: /s/ Diana M. Himes Name: Diana M. Himes Title: Assistant Vice President

SRF 2000, INC. By: /s/ Diana M. Himes Name: Diana M. Himes Title: Assistant Vice President

STANWICH LOAN FUNDING LLC By: /s/ Diana M. Himes Name: Diana M. Himes Title: Assistant Vice President

STARK EVENT TRADING LTD. By: /s/ Michael A. Roth Name: Michael A. Roth Title: Authorized Person

STONEHILL INSTITUTIONAL PARTNERS, L.P. By: /s/ Christopher Wilson Name: Christopher Wilson Title: General Partner

SUNRISE PARTNERS LIMITED PARTNERSHIP By: /s/ Michael J. Berner Name: Michael J. Berner Title: Vice President Dawn General Partner Corp., its General Partner

TORONTO DOMINION (NEW YORK), INC. By: /s/ Stacey Malek Name: Stacey Malek Title: Vice President

TRILOGY PORTFOLIO COMPANY, LLC By: /s/ Charles R. Howe II Name: Charles R. Howe II Title: Treasurer

TRUMBULL THC, LTD. By: /s/ Tim Houghton Name: Tim Houghton Title: Attorney-in-Fact

UAL INVESTORS, L.L.C. By: Farallon Capital Management, L.L.C., its manager By: /s/ Derek Schrier Name: Derek Schrier Title: Managing Member

VAN KAMPEN SENIOR INCOME TRUST By: Van Kampen Investment Advisory Corp. By: /s/ William Lenga Name: William Lenga Title: Executive Director

VAN KAMPEN SENIOR LOAN FUND By: Van Kampen Investment Advisory Corp. By: /s/ William Lenga Name: William Lenga Title: Executive Director

WATERSHED CAPITAL PARTNERS Watershed Capital Institutional Partners, L.P. By: WS Partners, L.L.C. By: /s/ Meridee A. Moore Name: Meridee A. Moore Title: Senior Managing Member

WATERSHED CAPITALPARTNERS (OFFSHORE), LTD. By: Watershed Asset Management, L.L.C. By: /s/ Meridee A. Moore Name: Meridee A. Moore Title: Senior Managing Member